ALTAIR NANOTECHNOLOGIES REPORTS PROJECT UPDATE IN PREPARATION
                       FOR YEAR END RESULTS ANNOUNCEMENT

RENO, NV - February 23, 2005 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), today provided a Company Projects Update in preparation for its financial results conference call scheduled Thursday, February 24, 2005. Management believes that it would be beneficial to provide a project update so that investors will have an opportunity to review this information prior to the call.

 "This has been a solid year of performance for the company," commented Altair Nanotechnologies CEO Alan J. Gotcher, Ph.D. "We have made progress in the transition to an emerging growth stage nanotechnology company with revenue from sales of a variety of products. Altair has signed licensing agreements with Western Oil Sands for pigment product technology, Spectrum Pharmaceuticals for nanotechnology based phosphate binding drugs (signed in January 2005) and entered into commercial collaborations for the development of enabling electrode product technology for a new titanium manufacturing process with Titanium Metals Corporation, the second largest producer of titanium metal in the world. We are making significant advancements on many fronts and plan to discuss our progress during the conference call."

Altair Nanotechnologies Corporate Update for 2004

Altair strengthened its management team, Board of Directors and Scientific Advisory Board and increased its cash holdings:

         o The Company appointed Dr. Alan J. Gotcher, Ph.D., as CEO and member of the Board of Directors. Roy Graham was named Senior Vice President of Sales and Marketing on January 7,2005

         o Altair increased the number of independent members of its Board of Directors adding David King, Ph.D., President, Advanced Technology Group, Michel Bazinet, M.D., CEO of Replicor and Christopher Jones, Ph.D., Senior Vice President, Behr Coatings.

         o Altair expanded its Scientific Advisory Board to include Ravi Thadhani, M.D., a well known kidney dialysis research specialist, and Michael Graetzel, Ph.D., a renowned alternative energy expert.

         o On February 14, 2005, Altair raised approximately $20 million through the sale of five million shares of its common stock. Proceeds are expected to be used for increased working capital, capital expenditures, research and development activities and acceleration of our commercial development activities.

         o Management is hosting a financial results conference call February 24th at 11:00 AM Eastern. The dial-in number is 888.245.7013.

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Life Sciences Division Update for 2004
--------------------------------------
The  division   entered  into  licensing   negotiations  on  its  first  product
technology, continued to develop intellectual property and began discussions with market partners to license additional product technology:

o        Pharmaceutical Products
         -----------------------
         RenaZorb(TM) Products - Nanotechnology-based Drug Candidate for Phosphate Binding in End Stage Renal Disease
         o Altair's RenaZorb represents a second-in-class, lanthanum-based drug candidate for phosphate control in patients with end-stage renal disease (ESRD).
         o January 31, 2005, Altair signed a licensing agreement with Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) giving them the exclusive worldwide rights to develop, market and sell RenaZorb for human therapeutic and diagnostic applications.

o        Drug Delivery Products
         ----------------------
         TiNano(R) Spheres(TM) Drug Delivery Systems
         o TiNano Spheres are hollow, porous, high surface area, ceramic microstructures proposed for use in drug delivery systems. These systems have demonstrated high levels of drug and chemical loading and rapid drug and chemical release.
         o Two patent applications have been filed for the drug delivery technology platform.
         o Research and development efforts continue and discussions have begun to license this product technology to market partners.

o        Dental Nano-materials
         ---------------------
         o Altair continues to work with a research consortium sponsored by the National Institutes of Health to strengthen polymer-based dental fillings utilizing Altair's nano-zirconia.

Performance Materials Division Update for 2004
----------------------------------------------
The division licensed pigment and electrode product technologies, advanced several companies towards licensing agreements and made substantial progress in the development of new product technology:

o        Advanced Materials for Paints, Coatings and Sensors
         ---------------------------------------------------
         Titanium  Dioxide  Pigment -  Altair's  Hydrochloride  Pigment  Process
         (AHPP)
         o Altair has successfully completed 50 percent of Phase l of the Western Oil Sands project to manufacture TiO2 pigment from tar sand tailings.
         o Discussions progressed with a number of companies which may lead to new licensing agreements in 2005.
         o    January  25,  2005,  Altair  was  awarded  a new  patent  covering
              "Processing Aqueous Titanium Solutions to Titanium Dioxide Pigment" by the Australian Patent Office.

         Advanced Ceramic Materials for Coatings
         o Altair was awarded a third contract from a (confidential) Fortune 100 company to supply testing quantities of specialized nano-sized materials for coatings.


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         Advanced Ceramic Materials for Sensors
         o Western Michigan University and Altair received a $2 million contract from DOE for joint development of nanosensors for detecting chemical and biological weapons. Under terms of the Stage ll contract scheduled to commence this quarter, Altair will receive $672,000 over a two-year period for collaborative research and development as a subcontractor.

o        Air and Water Purification Systems
         ----------------------------------
         Altairnano TiHPC Products for Photocatalysis
         o Altair is partnering with Genesis Air to develop specialized surface activated nano-sized titanium dioxide compounds for use in HVAC air cleaning systems, specifically Genesis Air's Photocatalysis technology. NanoCheck(TM) Products for Binding Phosphate in Water
         o Independent and in-house laboratory testing has shown that Altair's unique nano-structured compound, NanoCheck, safely and effectively removes phosphate from water, preventing algae growth in swimming pools and reducing the quantity of chemicals currently required for algae prevention.
         o Field testing, focused on evaluating NanoCheck's effectiveness in providing an algae-free environment for swimming pools, was delayed due primarily to hurricanes in the field testing areas. Testing has been reinitiated and results will be made public when available. Negotiations with major pool chemical companies for licensing of the product are moving forward.

o        Advanced Materials for Improving Process Technologies
         -----------------------------------------------------
         Titanium Metal Manufacturing via Electrolysis Processing
         o Altair's development agreement with Titanium Metals Corporation (NYSE:TIE), provides Altair the opportunity to supply enough TiO2 micro porous electrodes to produce 50 pounds of titanium metal per day to meet the DARPA titanium project goals as outlined by the program. The project has met its goals and Altair is currently producing materials to order.

o        High Performance Materials for Alternative Energy
         -------------------------------------------------
         Lithium Ion Battery Electrode Development

         o Altair has completed research work under a $100,000 SBIR Phase l grant and has applied for a $500,000 SBIR Phase ll grant from the U.S. National Science Foundation to continue work on carbon-coated, nano-structured electrodes for next-generation lithium-ion ultra capacitors with partners Hosokawa Micron and Rutgers University.
         o Altair was allowed two U.S. patents for the manufacturing of products used in the development of lithium ion batteries and super capacitors. The first patent describes a "Process For Making Lithium Titanate", and the second patent describes a "Process For Making Nano-sized and Sub-micron-sized Lithium-Transition Metal Oxides".
         o Altair is introducing its battery materials to battery manufacturers. These materials have the capacity to enable a new generation of rechargeable battery with three times the power of existing Lithium Ion batteries, the capability of recharging in minutes instead of hours and increased battery life.

         Hydrogen Generation using Solar Energy
o University of Nevada, Las Vegas, Altair and Hydrogen Solar, LLC were awarded a $3,000,000 U.S. Department of Energy grant to pursue joint research activities related
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         to solar hydrogen  production using solar energy at a refilling station that is under development in Las Vegas. Vehicle integration, testing and demonstration are included in the project demonstration.

          Thermal Spray Grade Powders
         o Thermal Spray powders have use in a variety of harsh environmental applications such as aerospace propulsion systems, blades and vanes, medical applications, boilers, incinerators, and oil and gas industry uses. During the first quarter of 2004 the National Research Council completed its report evaluating the Altair thermal spray powders. The report concluded that Altair's thermal spray powders were more abrasion resistant than conventional powders. We continue to supply sample quantities for customer testing.


ALTAIR NANOTECHNOLOGIES INC.
----------------------------
Although an emerging field, nanotechnology is already having a unique impact on several industry sectors. Altair Nanotechnologies is positioning itself through product innovation to become a leading supplier of ceramic, metal oxide-based nanomaterial technology and nanomaterials worldwide. Altair owns robust proprietary technology platforms for manufacturing a variety of crystalline and non-crystalline nano-materials of unique structure, performance, quality and cost. Altair has installed semi-works capability with a capacity to produce hundreds of tons of nano-materials.

The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for Paints and Coatings (titanium pigments and thermal spray coatings), Advanced Materials for Improving Process Technologies (titanium metal manufacturing, catalysts and water treatment), Advanced Materials for Alternative Energy (high performance batteries, fuel cell and photovoltaics) and other high performance material applications. For additional information on Altair and its nano-materials, visit www.altairnano.com.

Altair   Nanotechnologies,   Inc.(R),  Altair   NanomaterialsTM,   AltairnanoTM,
TiNano(R), RenaZorbTM, NanoCheckTM, TiNano SpheresTM and the Hydrochloride Pigment ProcessTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
--------------------------
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair's numerous development stage products will not be developed to the point of commercialization or that, even if commercialized, no market will exist for such products or Altair will fail to effectively market to customers in a market; that products subject to existing license agreements, including Altair's pigment process (AHPP) and RenaZorb, will not be commercially developed and, even if developed, will not generate significant royalty payments; and that Altair will not be able to enter into license agreement with respect to TiNano Sphere, Nanocheck, its carbon-coated

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nano-structured  electrodes  for  lithium-ion  capacitors or other products that
Altair expects industry partners to develop and market. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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